Calculation of Filing Fee Tables
S-8
SELLAS Life Sciences Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share	457(a)	800,000	$ 1.58	$ 1,264,000.00	0.0001531	$ 193.52
Total Offering Amounts:						$ 1,264,000.00		$ 193.52
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 193.52
Offering Note
[1]	The number of shares of common stock, par value $0.0001 per share ("common stock"), of SELLAS Life Sciences Group, Inc. (the "Registrant") stated above consists of additional shares of common stock available for issuance under the 2023 Amended and Restated Equity Incentive Plan (the "Plan"), as approved by the Registrant's stockholders at the Registrant's annual meeting of stockholders on June 17, 2025. The maximum number of shares which may be sold upon the exercise of options or issuance of stock-based awards granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the Plan are based on the average of the high and the low price of Registrant's common stock as reported on The Nasdaq Capital Market as of a date (August 11, 2025) within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A